Exhibit 16.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

November 7, 2022

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: Quoin Pharmaceuticals, LTD

Commission File Number 001-37846

Commissioners:

We have read the statements made by Quoin Pharmaceuticals, LTD of its Form 6-K dated November 7, 2022. We agree with the statements concerning our firm in such Form 6-K; we are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ Friedman LLP

East Hanover, New Jersey